Exhibit 5.1
April 6, 2017
Special Diversified Opportunities Inc.
1521 Concord Pike, Suite 301
Wilmington, DE 19803
Re:
Special Diversified Opportunities Inc.
Registration Statement on Form S-4 — Commission File No. 333-215802
Filed January 30, 2017; Pre-Effective Amendment No. 1 filed April 6, 2017

Ladies and Gentlemen:
We have acted as counsel to Special Diversified Opportunities Inc., a Delaware corporation (the “Company”), in connection with its filing on January 30, 2017 of a Registration Statement on Form S-4, Commission File No. 333-215802 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”), and the filing of Pre-Effective Amendment No. 1 to the Registration Statement on the date hereof. The Registration Statement relates to the offer and sale to holders of the existing common stock, $0.01 par value per share, of the Company of up to 843,505 shares (the “Class A Shares”) of the Class A Common Stock, $0.01 par value per share of the Company (the “Class A Common Stock”), and up to 843,505 shares (the “Class B Shares”) of the Class B Common Stock, $0.01 par value per share, of the Company (the “Class B Common Stock” and, together with the Class A Shares, the “Securities”), issuable as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and in accordance with that certain Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”), dated as of November 25, 2016, as amended by the amendment dated January 25, 2017, by and among the Company, Standard General Master Fund L.P., a Cayman Islands limited partnership (“SG Master Fund”), P Standard General Ltd., a British Virgin Islands company (“PSG”), and Standard General Focus Fund L.P., a Delaware limited partnership (“SG Focus Fund” and, collectively with SG Master Fund and PSG, the “SG Parties”).
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of  (i) the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Current Charter”), (ii) the form of the Company’s Fifth Amended and Restated Certificate of Incorporation, to be adopted prior to the issuance of the Class A Common Stock and the Class B Common Stock (the “Revised Charter”), (iii) the Company’s Amended and Restated Bylaws (the “Bylaws”), (iv) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement, the Contribution and Exchange Agreement and the transactions contemplated thereby, (v) the Contribution and Exchange Agreement and (vi) such other documents, records and instruments as we have deemed appropriate for purposes of the opinions set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.
For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:
A.
the Registration Statement and any amendments thereto will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

Special Diversified Opportunities Inc.
April 6, 2017

B.
the Revised Charter will have been filed with the Secretary of State of the State of Delaware;

C.
the conditions to consummating the transactions contemplated by the Contribution and Exchange Agreement will have been satisfied; and

D.
all Securities will be issued and sold in compliance with applicable federal and state securities laws.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof that the Class A Shares and the Class B Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company in the manner contemplated by the Registration Statement, the Prospectus and the Contribution and Exchange Agreement, will be validly issued, fully paid and non-assessable.
The foregoing opinion is limited to the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ Morgan, Lewis and Bockius LLP